Exhibit 10.3
CORPORATE INCENTIVE PLAN FY '07
Objective:
To create an incentive bats plan that rewards upper managerial level participants for meeting and exceeding Company performance standards based on Economic Profit (EP). Economic Profit is defined as EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) adjusted for Cash Taxes less a Capital Charge of 24% or 2%/month on fixed assets, inventory and amounts receivable less accounts payable.
Plan Summary:
The plan is dependent on the Company exceeding FY06 actual EP results. Results will be reviewed at the end of FY07 when year end financials are finalized.
The FY07 Corporate Incentive Plan will induce a worldwide consolidated Exide element and a Division element. Shown below is the weighting of the elements.

	Worldwide
	Consolidated Exide
Participant Category	Weighting	Division Weighting
Division Participant	25%	75%

Corporate	100%
To be eligible for the year end payout the participant must be employed by Exide and in an eligible position at the time of payout Participants who join Exide during the plan year will be eligible for a pro rata portion of their target incentive. Also, payouts for participants who transfer between divisions or corporate will be pro rated Participation in the plan is at the sole discretion cite “Company”. Participants are reviewed and participation is determined on a yearly basis.
There are two thresholds that must be exceeded for the plan to male a payout The Company must meet a cash / liquidity threshold net of the cost of the plan as of 3/31/2007 and FY07 Economic Profit must equal or exceed the 50% payout level for a payout to be made.
Below is an example d how the payout will be calculated.

FY07 ACTUAL RESULTS	Year End Payout
FY07 Actual EP results in a payout of 50% of the target	Payout at 50%

FY07 Actual EP at the midpoint between FY06 Actual	Payout at 100%

FY07 Actual EP equals FY07 Budgeted EP	Payout at 200%
Year end payout will be based on FY07 performance, which must show improvement over FY06 results. The above example represents just three of the possible payouts.

CORPORATE INCENTIVE PLAN FY07
EXAMPLE — DIVISION PARTICIPANT
Salary $75,000
Incentive Target 10%
Incentive $7,500

			PAYOUT
	WEIGHTING	RESULTS	PERCENTAGE	PAYOUT AMOUNT
DIVISION FY07 EP	75%	FY07 DIVISION EP PRODUCES AN EARNED PAYOUT OF 110% OF TARGET	110%	$6,187.50

EXIDE FY07 EP	25%	FY07 EXIDE EP EQUALS MIDPOINT OR TARGET	100%	$1,875.00

TOTAL				$8,06250
EXAMPLE — CORPORATE PARTICIPANT
Salary $75,000
Incentive Target 10%
Incentive $7,500

			PAYOUT
	WEIGHTING	RESULTS	PERCENTAGE	PAYOUT AMOUNT
EXIDE FY07 EP	100%	FY07 EXIDE EP EQUALS MIDPOINT OR TARGET	100%	$7,500
Points to remember:
•	Payout will be after FY07 results have been finalized and audited

•	Participation is at the discretion of the Company.

•	Participation is determined on a yearly basis.

•	The participant must be in an eligible position and employed by Exide at the time of payout.

•	The Company must meet a cash/liquidity threshold net the cost of the plan as of 3/31/07.

•	FY07 EP must equal or exceed the 50% payout level for a payout to be made.

•	Questions of interpretation and all disputes will be resolved by the EP Committee, consisting of the President and CEO, the EVP and CFO, and the EVP of Human Resources.